Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-1 of Transamerica Life Insurance Company of our report dated April 19, 2023 relating to the statutory basis financial statements of Transamerica Life Insurance Company, which appears in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, IL

April 26, 2023